GILEAD SCIENCES ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS
Product Sales Excluding Veklury Increased Year-Over-Year by 7% for Full Year 2023
Biktarvy Sales Increased Year-Over-Year by 14% for Full Year 2023
Oncology Sales Increased Year-Over-Year by 37% for Full Year 2023
Foster City, CA, February 6, 2024 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the fourth quarter and full year 2023.
“This was another strong year of revenue growth for Gilead’s base business, driven by both HIV and Oncology,” said Daniel O’Day, Gilead’s Chairman and Chief Executive Officer. “The strength of the business provides a solid foundation as we enter a new catalyst-rich phase for the company. We are expecting several milestones in 2024, including updates on long-acting HIV prevention and treatment, Cell Therapy and Trodelvy.”
Fourth Quarter 2023 Financial Results
•Total fourth quarter 2023 revenue decreased 4% to $7.1 billion compared to the same period in 2022, primarily due to lower Veklury® (remdesivir) and HIV sales, partially offset by higher Oncology sales.
•Diluted Earnings Per Share (“EPS”) decreased to $1.14 in the fourth quarter 2023 compared to $1.30 in the same period in 2022, primarily due to higher total costs and expenses, and lower Veklury revenues, partially offset by unrealized gains on equity investments in 2023 compared to losses in 2022, and lower tax expense.
•Non-GAAP diluted EPS increased to $1.72 in the fourth quarter 2023 compared to $1.67 in the same period in 2022, primarily due to lower total costs and expenses, partially offset by lower Veklury revenues.
•As of December 31, 2023, Gilead had $8.4 billion of cash, cash equivalents and marketable debt securities compared to $7.6 billion as of December 31, 2022.
•During the fourth quarter 2023, Gilead generated $2.2 billion in operating cash flow.
•During the fourth quarter 2023, Gilead paid cash dividends of $943 million and utilized $150 million to repurchase common stock.
Fourth Quarter 2023 Product Sales
Total fourth quarter 2023 product sales decreased 4% to $7.1 billion compared to the same period in 2022. Total product sales, excluding Veklury, of $6.3 billion were flat compared to the same period in 2022, with higher Oncology sales partially offset by lower HIV sales.
HIV product sales decreased 2% to $4.7 billion in the fourth quarter 2023 compared to the same period in 2022, primarily driven by lower average realized price due to channel mix, partially offset by higher demand and channel inventory dynamics.
•Biktarvy® (bictegravir 50mg/emtricitabine (“FTC”) 200mg/tenofovir alafenamide (“TAF”) 25mg) sales increased 7% to $3.1 billion in the fourth quarter 2023 compared to the same period in 2022, primarily reflecting higher demand, partially offset by lower average realized price due to channel mix.
•Descovy® (FTC 200mg/TAF 25mg) sales decreased 5% to $509 million in the fourth quarter 2023 compared to the same period in 2022, primarily driven by unfavorable pricing dynamics in the United States, partially offset by higher demand and channel inventory dynamics.

February 6, 2024	2

The Liver Disease portfolio sales were $691 million in the fourth quarter 2023 and remained flat compared to the same period in 2022. Sales were impacted by unfavorable pricing dynamics, offset by higher demand across chronic hepatitis C virus (“HCV”) and chronic hepatitis delta virus (“HDV”) products.
Cell Therapy product sales increased 11% to $466 million in the fourth quarter 2023 compared to the same period in 2022.
•Yescarta® (axicabtagene ciloleucel) sales increased 9% to $368 million in the fourth quarter 2023 compared to the same period in 2022, primarily driven by strong demand in relapsed or refractory (“R/R”) large B-cell lymphoma (“LBCL”) outside the United States.
•Tecartus® (brexucabtagene autoleucel) sales increased 19% to $98 million in the fourth quarter 2023 compared to the same period in 2022, driven by increased demand in R/R adult acute lymphoblastic leukemia (“ALL”) and in R/R mantle cell lymphoma (“MCL”).
Trodelvy® (sacituzumab govitecan-hziy) sales increased 53% to $299 million in the fourth quarter 2023 compared to the same period in 2022, reflecting higher demand in both the United States and Europe.
Veklury sales decreased 28% to $720 million in the fourth quarter 2023 compared to the same period in 2022, primarily driven by lower rates of COVID-19 related hospitalizations. Veklury sales generally reflect COVID-19 related rates and severity of infections and hospitalizations, as well as the availability, uptake and effectiveness of vaccinations and alternative treatments for COVID-19.
Fourth Quarter 2023 Product Gross Margin, Operating Expenses and Tax
•Product gross margin was 70.4% in the fourth quarter 2023 compared to 81.0% in the same period in 2022, primarily driven by restructuring expenses related to changes in our manufacturing strategy, intangible asset amortization expenses related to Trodelvy following approval for pretreated HR+/HER2- metastatic breast cancer in February 2023, and product mix. Non-GAAP product gross margin was 86.1% in the fourth quarter 2023 compared to 86.8% in the same period in 2022, primarily driven by product mix.
•Research and development (“R&D”) expenses were $1.4 billion in the fourth quarter 2023 compared to $1.5 billion in the same period in 2022, driven by the timing of clinical activities and valuation adjustments to the MYR-related contingent consideration, partially offset by increased investments in Oncology. Non-GAAP R&D expenses were $1.5 billion in the fourth quarter 2023 and in the same period in 2022. Decreases due to the timing of clinical activities were offset by increased investments in Oncology.
•Acquired in-process research and development (“IPR&D”) expenses were $347 million in the fourth quarter 2023, primarily driven by payments related to collaborations with Arcellx, Inc. (“Arcellx”), Assembly Biosciences, Inc. (“Assembly”), and Compugen Ltd. (“Compugen”), as well as a milestone payment related to the acquisition of XinThera, Inc. (“XinThera”).
•Selling, general and administrative (“SG&A”) and non-GAAP SG&A expenses were $1.6 billion in the fourth quarter 2023 compared to $2.0 billion in the same period in 2022. The decrease was primarily driven by a 2022 charge related to the termination of the Trodelvy collaboration agreement with Everest Medicines (“Everest”) that did not repeat.
•The effective tax rate (“ETR”) was 14.3% in the fourth quarter 2023 compared to 19.6% in the same period in 2022, primarily due to remeasurement of certain deferred tax liabilities and non-taxable unrealized gains on equity investments. Non-GAAP ETR was 17.1% in the fourth quarter 2023 compared to 16.8% in the same period in 2022.
Full Year 2023 Financial Results
•Total full year 2023 revenue decreased 1% to $27.1 billion compared to 2022, driven by a reduction of $1.7 billion in Veklury sales, largely offset by higher HIV and Oncology sales.

February 6, 2024	3

•Diluted EPS increased to $4.50 in the full year 2023 compared to $3.64 in 2022, primarily due to lower IPR&D impairment expenses, lower unrealized losses on equity investments, and higher interest income, partially offset by higher cost of goods sold and operating expenses, and lower Veklury sales.
•Non-GAAP diluted EPS decreased to $6.72 in the full year 2023 compared to $7.26 in 2022. This was primarily driven by higher total costs and expenses, as well as lower Veklury sales, partially offset by a decrease in tax reserves as a result of reaching an agreement with a tax authority, and higher interest income.
Full Year 2023 Product Sales
Total full year 2023 product sales of $26.9 billion were relatively flat compared to the same period in 2022, with lower Veklury sales largely offset by higher HIV and Oncology sales. Total product sales, excluding Veklury, increased 7% to $24.7 billion in the full year 2023 compared to 2022, primarily driven by higher HIV and Oncology sales.
HIV product sales increased 6% to $18.2 billion in the full year 2023 compared to 2022, primarily reflecting higher demand across treatment and prevention, in addition to higher average realized price and favorable channel inventory dynamics.
•Biktarvy sales increased 14% to $11.8 billion in the full year 2023 compared to 2022, primarily reflecting higher demand as well as higher average realized price.
•Descovy sales increased 6% to $2.0 billion in the full year 2023 compared to 2022, primarily driven by favorable channel inventory dynamics and higher demand.
The Liver Disease portfolio sales decreased 1% to $2.8 billion in the full year 2023 compared to 2022. The decrease was primarily driven by unfavorable HCV pricing dynamics and foreign exchange rates, partially offset by higher demand across HCV, HDV and chronic hepatitis B virus (“HBV”) products.
Cell Therapy product sales increased 28% to $1.9 billion in the full year 2023 compared to 2022.
•Yescarta sales increased 29% to $1.5 billion in the full year 2023 compared to 2022, primarily driven by increased demand in R/R LBCL.
•Tecartus sales increased 24% to $370 million in the full year 2023 compared to 2022, primarily driven by increased demand in in R/R ALL and R/R MCL.
Trodelvy sales increased 56% to $1.1 billion in the full year 2023 compared to 2022, reflecting strong demand in new and existing geographies.
Veklury sales decreased 44% to $2.2 billion in the full year 2023 compared to 2022, primarily driven by lower rates of COVID-19 related hospitalizations in all regions.
Full Year 2023 Product Gross Margin, Operating Expenses and Tax
•Product gross margin was 75.9% in the full year 2023 compared to 79.0% in 2022, primarily driven by restructuring expenses related to the aforementioned changes in our manufacturing strategy, increased amortization expenses, and product mix. Non-GAAP product gross margin was 86.3% in the full year 2023 compared to 86.6% in 2022, primarily driven by product mix.
•R&D and non-GAAP R&D expenses were $5.7 billion in the full year 2023 compared to $5.0 billion in 2022. This primarily reflects increased clinical activities across our Oncology and Virology programs.
•Acquired IPR&D expenses were $1.2 billion in the full year 2023, primarily driven by payments related to the collaboration with Arcellx, as well as the acquisition of XinThera and Tmunity Therapeutics Inc. (“Tmunity”).

February 6, 2024	4

•SG&A expenses were $6.1 billion in the full year 2023 compared to $5.7 billion in 2022. Non-GAAP SG&A expenses were $6.1 billion in the full year 2023 compared to $5.6 billion in 2022. The increases in SG&A and non-GAAP SG&A expenses are primarily due to a $525 million litigation settlement with certain plaintiffs in the HIV antitrust litigation and increased commercial activities in Oncology and HIV, partially offset by the 2022 charge related to the termination of the Trodelvy collaboration agreement with Everest.
•The ETR and non-GAAP ETR were 18.2% and 15.2%, respectively, in the full year 2023 compared to 21.5% and 19.3%, respectively, in 2022. Lower ETR is primarily due to a decrease in tax reserves as a result of reaching agreement with a tax authority on certain tax positions.
Guidance and Outlook
Gilead is providing full-year 2024 guidance below:
•Total product sales between $27.1 billion and $27.5 billion.
•Total product sales, excluding Veklury, between $25.8 billion and $26.2 billion.
•Total Veklury sales of approximately $1.3 billion.
•Diluted EPS between $5.15 and $5.55.
•Non-GAAP diluted EPS between $6.85 and $7.25.
Additional information and a reconciliation between GAAP and non-GAAP financial information for the 2024 guidance is provided in the accompanying tables. The financial guidance is subject to a number of risks and uncertainties. See the Forward-Looking Statements section below.
Key Updates Since Our Last Quarterly Release
Virology
•Announced that the Phase 3 OAKTREE trial of obeldesivir in non-hospitalized participants without risk factors for developing severe COVID-19 did not meet its primary endpoint of improvement in time to symptom alleviation. Obeldesivir was well-tolerated in this large study population.
Oncology
•Announced that the Phase 3 EVOKE-01 study of Trodelvy versus docetaxel in previously treated metastatic non-small cell lung cancer did not meet its primary endpoint of overall survival. While not statistically powered, we observed an encouraging trend in a subgroup of patients non-responsive to prior anti-PD-(L)1 immunotherapy, that we may potentially explore further.
•Presented new data at the San Antonio Breast Cancer Symposium 2023, including a post-hoc, subgroup analysis of clinical outcomes by age from the Phase 3 TROPiCS-02 study of Trodelvy in HR+/HER2- metastatic breast cancer.
•Presented new data at the American Society of Hematology 2023 Annual Meeting (“ASH”) including long-term follow-up across Yescarta trials in R/R LBCL, first-line high-risk LBCL, and R/R follicular lymphoma, as well as real-world data for Tecartus in R/R MCL and B-cell ALL.
•Received U.S. Food and Drug Administration (“FDA”) approval of Yescarta’s label update to include overall survival (“OS”) data from the Phase 3 ZUMA-7 study, which showed a statistically significant OS improvement for Yescarta in second-line R/R LBCL versus standard of care.
•Received FDA approval of a manufacturing process change resulting in reduced median turnaround time for Yescarta in the U.S. to an anticipated 14 days (from 16 days previously).
•Our partner Arcellx presented updated data at ASH from the Phase 1 trial evaluating anitocabtagene autoleucel (“anito-cel”) in R/R multiple myeloma. With 26.5 months of median follow-up, the data demonstrated continued deep and durable responses, including in patients with extramedullary disease, with median progression-free survival not reached. In addition, no cases of delayed neurotoxicity events or parkinsonian symptoms were observed.

February 6, 2024	5

•Announced expansion of the Arcellx collaboration to include exercising an option for the ARC-SparX ACLX-001 program in multiple myeloma, expanding the scope of the existing anito-cel collaboration to include lymphomas, and a further equity investment of $200 million.
•Announced an amended collaboration agreement with Arcus Biosciences, Inc. (“Arcus”), including an update to the domvanalimab development collaboration program, and an additional $320 million equity investment.
•Announced an exclusive license agreement with Compugen for later-stage development and commercialization of novel pre-clinical anti-IL18 binding protein antibodies, including COM503, that have the potential to treat various tumor types.
Corporate
•Announced that Ted Love has joined Gilead’s Board of Directors.
•Named to Dow Jones Sustainability World Index for third consecutive year and added to the North America Index for the first year, reflecting Gilead’s ongoing commitment to corporate responsibility and sustainability.
•The company’s Board of Directors declared a quarterly dividend of $0.77 per share of common stock for the first quarter of 2024. The dividend is payable on March 28, 2024, to stockholders of record at the close of business on March 15, 2024. Future dividends will be subject to Board approval.
Certain amounts and percentages in this press release may not sum or recalculate due to rounding.
Conference Call
At 2:00 p.m. Pacific Time today, Gilead will host a conference call to discuss Gilead’s results. A live webcast will be available on http://investors.gilead.com and will be archived on www.gilead.com for one year.
Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information generally excludes acquisition-related expenses including amortization of acquired intangible assets and inventory step-up charges, and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities and discrete and related tax charges or benefits associated with changes in tax related laws and guidelines. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables.
About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19 and cancer. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.

February 6, 2024	6

Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: Gilead’s ability to achieve its anticipated full year 2024 financial results, including as a result of the uncertainty of the amount and timing of Veklury revenues; Gilead’s ability to make progress on any of its long-term ambitions or strategic priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its virology, oncology and other programs; Gilead’s ability to realize the potential benefits of acquisitions, collaborations or licensing arrangements, including the arrangements with Arcellx, Arcus, Assembly, Compugen, Galapagos NV, MYR, Tmunity, and XinThera; patent protection and estimated loss of exclusivity for our products and product candidates; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all, the possibility of unfavorable results from ongoing and additional clinical trials, including those involving Tecartus, Trodelvy (including EVOKE-01), Yescarta, anito-cel and domvanalimab, and the risk that safety and efficacy data from clinical trials may not warrant further development of Gilead’s product candidates or the product candidates of Gilead’s strategic partners; Gilead’s ability to submit new drug applications for new product candidates or expanded indications in the currently anticipated timelines; Gilead’s ability to receive regulatory approvals in a timely manner or at all, and the risk that any such approvals, if granted, may be subject to significant limitations on use; Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products; pricing and reimbursement pressures from government agencies and other third parties, including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products, including Yescarta; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended December 31, 2023 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
The reader is cautioned that forward-looking statements are not guarantees of future performance and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, KITETM, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX®, HEPSERA®, JYSELECA®, LETAIRIS®, ODEFSEY®, SOVALDI®, STRIBILD®, SUNLENCA® , TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®. KEYTRUDA® is a registered trademark of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, United States. Other trademarks are the property of their respective owners.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	investor_relations@gilead.com
	Media:	Ashleigh Koss	public_affairs@gilead.com

February 6, 2024	7

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except per share amounts)	2023	2022	2023	2022
Revenues:
Product sales	$7,070	$7,333	$26,934	$26,982
Royalty, contract and other revenues	45	56	182	299
Total revenues	7,115	7,389	27,116	27,281
Costs and expenses:
Cost of goods sold	2,090	1,396	6,498	5,657
Research and development expenses	1,408	1,548	5,718	4,977
Acquired in-process research and development expenses	347	158	1,155	944
In-process research and development impairment	50	—	50	2,700
Selling, general and administrative expenses	1,608	2,020	6,090	5,673
Total costs and expenses	5,503	5,122	19,511	19,951
Operating income	1,612	2,267	7,605	7,330
Interest expense	(252)	(227)	(944)	(935)
Other income (expense), net	293	(9)	198	(581)
Income before income taxes	1,653	2,031	6,859	5,814
Income tax expense	(236)	(398)	(1,247)	(1,248)
Net income	1,417	1,633	5,613	4,566
Net loss attributable to noncontrolling interest	12	7	52	26
Net income attributable to Gilead	$1,429	$1,640	$5,665	$4,592
Basic earnings per share attributable to Gilead	$1.15	$1.31	$4.54	$3.66
Shares used in basic earnings per share attributable to Gilead calculation	1,248	1,252	1,248	1,255
Diluted earnings per share attributable to Gilead	$1.14	$1.30	$4.50	$3.64
Shares used in diluted earnings per share attributable to Gilead calculation	1,256	1,264	1,258	1,262
Cash dividends declared per share	$0.75	$0.73	$3.00	$2.92

Research and development expenses as a % of revenues	19.8%	20.9%	21.1%	18.2%
Selling, general and administrative expenses as a % of revenues	22.6%	27.3%	22.5%	20.8%

February 6, 2024	8

GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(in millions, except percentages)	2023	2022	Change	2023	2022	Change
Product sales:
HIV	$4,693	$4,772	(2)%	$18,175	$17,194	6%
Oncology	765	614	24%	2,932	2,139	37%
Liver Disease	691	694	—%	2,784	2,798	(1)%
Other	201	252	(20)%	859	946	(9)%
Total product sales excluding Veklury	6,350	6,333	—%	24,750	23,077	7%
Veklury	720	1,000	(28)%	2,184	3,905	(44)%
Total product sales	7,070	7,333	(4)%	26,934	26,982	—%
Royalty, contract and other revenues	45	56	(21)%	182	299	(39)%
Total revenues	$7,115	$7,389	(4)%	$27,116	$27,281	(1)%

February 6, 2024	9

GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(in millions, except percentages)	2023	2022	Change	2023	2022	Change
Non-GAAP:
Cost of goods sold	$980	$968	1%	$3,697	$3,602	3%
Research and development expenses	$1,452	$1,544	(6)%	$5,720	$4,968	15%
Acquired IPR&D expenses(2)	$347	$158	NM	$1,155	$944	22%
Selling, general and administrative expenses	$1,597	$2,020	(21)%	$6,060	$5,587	8%
Other income (expense), net	$104	$52	NM	$365	$77	NM
Diluted EPS	$1.72	$1.67	3%	$6.72	$7.26	(7)%

Product gross margin	86.1%	86.8%	-66 bps	86.3%	86.6%	-38 bps
Research and development expenses as a % of revenues	20.4%	20.9%	-49 bps	21.1%	18.2%	288 bps
Selling, general and administrative expenses as a % of revenues	22.4%	27.3%	-490 bps	22.3%	20.5%	187 bps
Operating margin	38.5%	36.5%	197 bps	38.7%	44.6%	-598 bps
Effective tax rate	17.1%	16.8%	22 bps	15.2%	19.3%	-416 bps
________________________________
NM - Not Meaningful
(1)    Refer to Non-GAAP Financial Information section above for further disclosures on non-GAAP financial measures. A reconciliation between GAAP and non-GAAP financial information is provided in the tables below.
(2)    Equal to GAAP financial information.

February 6, 2024	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except percentages and per share amounts)	2023	2022	2023	2022
Cost of goods sold reconciliation:
GAAP cost of goods sold	$2,090	$1,396	$6,498	$5,657
Acquisition-related – amortization(1)	(580)	(428)	(2,271)	(2,013)
Restructuring	(479)	—	(479)	(42)
Other(2)	(51)	—	(51)	—
Non-GAAP cost of goods sold	$980	$968	$3,697	$3,602

Product gross margin reconciliation:
GAAP product gross margin	70.4%	81.0%	75.9%	79.0%
Acquisition-related – amortization(1)	8.2%	5.8%	8.4%	7.5%
Restructuring	6.8%	—%	1.8%	0.2%
Other(2)	0.7%	—%	0.2%	—%
Non-GAAP product gross margin	86.1%	86.8%	86.3%	86.6%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,408	$1,548	$5,718	$4,977
Acquisition-related – other costs(4)	59	(1)	22	13
Restructuring	(15)	(4)	(20)	(22)
Non-GAAP research and development expenses	$1,452	$1,544	$5,720	$4,968

IPR&D impairment reconciliation:
GAAP IPR&D impairment	$50	$—	$50	$2,700
IPR&D impairment	(50)	—	(50)	(2,700)
Non-GAAP IPR&D impairment	$—	$—	$—	$—

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,608	$2,020	$6,090	$5,673
Acquisition-related – other costs(4)	—	(1)	(2)	(3)
Restructuring	(11)	1	(28)	2
Other(3)	—	—	—	(85)
Non-GAAP selling, general and administrative expenses	$1,597	$2,020	$6,060	$5,587

Operating income reconciliation:
GAAP operating income	$1,612	$2,267	$7,605	$7,330
Acquisition-related – amortization(1)	580	428	2,271	2,013
Acquisition-related – other costs(4)	(59)	2	(20)	(10)
Restructuring	505	2	527	62
IPR&D impairment	50	—	50	2,700
Other(2)(3)	51	—	51	85
Non-GAAP operating income	$2,739	$2,699	$10,484	$12,180

Operating margin reconciliation:
GAAP operating margin	22.7%	30.7%	28.0%	26.9%
Acquisition-related – amortization(1)	8.1%	5.8%	8.4%	7.4%
Acquisition-related – other costs(4)	(0.8)%	—%	(0.1)%	—%
Restructuring	7.1%	—%	1.9%	0.2%
IPR&D impairment	0.7%	—%	0.2%	9.9%
Other(2)(3)	0.7%	—%	0.2%	0.3%
Non-GAAP operating margin	38.5%	36.5%	38.7%	44.6%

Other income (expense), net reconciliation:
GAAP other income (expense), net	$293	$(9)	$198	$(581)
(Gain) loss from equity securities, net	(189)	61	167	657
Non-GAAP other income (expense), net	$104	$52	$365	$77

February 6, 2024	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except percentages and per share amounts)	2023	2022	2023	2022
Effective tax rate reconciliation:
GAAP effective tax rate	14.3%	19.6%	18.2%	21.5%
Income tax effect of above non-GAAP adjustments and discrete and related tax adjustments(5)	2.8%	(2.8)%	(3.0)%	(2.1)%
Non-GAAP effective tax rate	17.1%	16.8%	15.2%	19.3%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$1,429	$1,640	$5,665	$4,592
Acquisition-related – amortization(1)	460	346	1,805	1,610
Acquisition-related – other costs(4)	(59)	1	(29)	(12)
Restructuring	414	2	431	47
IPR&D impairment	35	—	35	2,057
(Gain) loss from equity securities, net	(171)	60	180	630
Discrete and related tax charges(5)	12	57	326	175
Other(2)(3)	40	—	40	59
Non-GAAP net income attributable to Gilead	$2,161	$2,106	$8,454	$9,158

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$1.14	$1.30	$4.50	$3.64
Acquisition-related – amortization(1)	0.37	0.27	1.43	1.28
Acquisition-related – other costs(4)	(0.05)	—	(0.02)	(0.01)
Restructuring	0.33	—	0.34	0.04
IPR&D impairment	0.03	—	0.03	1.63
(Gain) loss from equity securities, net	(0.14)	0.05	0.14	0.50
Discrete and related tax charges(5)	0.01	0.05	0.26	0.14
Other(2)(3)	0.03	—	0.03	0.05
Non-GAAP diluted earnings per share	$1.72	$1.67	$6.72	$7.26

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$1,110	$428	$2,801	$2,055
Research and development expenses adjustments	(44)	4	(2)	9
IPR&D impairment adjustments	50	—	50	2,700
Selling, general and administrative expenses adjustments	11	—	30	86
Total non-GAAP adjustments to costs and expenses	1,127	432	2,879	4,850
Other income (expense), net, adjustments	(189)	61	167	657
Total non-GAAP adjustments before income taxes	938	493	3,046	5,507
Income tax effect of non-GAAP adjustments above	(218)	(84)	(583)	(1,116)
Discrete and related tax charges(5)	12	57	326	175
Total non-GAAP adjustments to net income attributable to Gilead	$732	$466	$2,789	$4,566
______________________________
(1)    Relates to amortization of acquired intangibles and inventory step-up charges.
(2)    Relates to a write-off of an intangible asset related to the restructuring of our collaboration with Galapagos NV during the fourth quarter of 2023.
(3)    Relates to donations to the Gilead Foundation, a California nonprofit organization, during the second quarter of 2022.
(4)    Adjustments include integration expenses, contingent consideration fair value adjustments and other expenses associated with Gilead’s acquisitions of MYR GmbH, MiroBio, Ltd., Tmunity Therapeutics, Inc. and XinThera, Inc.
(5)    Represents discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

February 6, 2024	12

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2024 FULL YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 6, 2024
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	76.0% - 77.0%
Acquisition-related expenses and other	~ 9.0%
Non-GAAP projected product gross margin	85.0% - 86.0%

Projected operating income GAAP to non-GAAP reconciliation:
GAAP projected operating income	$8,700 - $9,200
Acquisition-related expenses and other	~ 2,500
Non-GAAP projected operating income	$11,200 - $11,700

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate	~ 21%
Income tax effect of above non-GAAP adjustments, and discrete and related tax adjustments	(~ 2%)
Non-GAAP projected effective tax rate	~ 19%

Projected diluted EPS GAAP to non-GAAP reconciliation:
GAAP projected diluted EPS	$5.15 - $5.55
Acquisition-related expenses and other, and discrete and related tax adjustments	~ 1.70
Non-GAAP projected diluted EPS	$6.85 - $7.25
________________________________
(1) Our full-year guidance excludes the potential impact of any (i) acquisitions or business development transactions that have not been executed, (ii) future fair value adjustments of equity securities and (iii) discrete tax charges or benefits associated with changes in tax related laws and guidelines that have not been enacted, as Gilead is unable to project such amounts. The non-GAAP full-year guidance includes non-GAAP adjustments to actual current period results as well as adjustments for the known future impact associated with events that have already occurred, such as future amortization of our intangible assets and the future impact of discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

February 6, 2024	13

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,
(in millions)	2023	2022
Assets
Cash, cash equivalents and marketable debt securities	$8,428	$7,630
Accounts receivable, net	4,660	4,777
Inventories	3,366	2,820
Property, plant and equipment, net	5,317	5,475
Intangible assets, net	26,454	28,894
Goodwill	8,314	8,314
Other assets	5,586	5,262
Total assets	$62,125	$63,171
Liabilities and Stockholders’ Equity
Current liabilities	$11,280	$11,237
Long-term liabilities	28,096	30,725
Stockholders’ equity(1)	22,749	21,209
Total liabilities and stockholders’ equity	$62,125	$63,171
________________________________
(1) As of December 31, 2023 and 2022, there were 1,246 and 1,247 shares of common stock issued and outstanding, respectively.

February 6, 2024	14

GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2023	2022	2023	2022
Net cash provided by operating activities	$2,168	$2,566	$8,006	$9,072
Net cash used in investing activities	(726)	(374)	(2,265)	(2,466)
Net cash used in financing activities	(1,100)	(1,554)	(5,125)	(6,469)
Effect of exchange rate changes on cash and cash equivalents	37	75	57	(63)
Net change in cash and cash equivalents	380	713	673	74
Cash and cash equivalents at beginning of period	5,705	4,699	5,412	5,338
Cash and cash equivalents at end of period	$6,085	$5,412	$6,085	$5,412

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2023	2022	2023	2022
Net cash provided by operating activities	$2,168	$2,566	$8,006	$9,072
Capital expenditures	(214)	(181)	(585)	(728)
Free cash flow(1)	$1,954	$2,386	$7,421	$8,344
________________________________
(1)    Free cash flow is a non-GAAP liquidity measure. Please refer to our disclosures in the Non-GAAP Financial Information section above.

February 6, 2024	15

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2023	2022	2023	2022
HIV
Biktarvy – U.S.	$2,588	$2,423	$9,692	$8,510
Biktarvy – Europe	333	295	1,253	1,103
Biktarvy – Other International	188	200	905	777
	3,109	2,918	11,850	10,390

Complera / Eviplera – U.S.	6	17	47	74
Complera / Eviplera – Europe	15	37	70	113
Complera / Eviplera – Other International	3	3	12	13
	24	58	129	200

Descovy – U.S.	457	479	1,771	1,631
Descovy – Europe	25	26	100	118
Descovy – Other International	28	31	114	123
	509	537	1,985	1,872

Genvoya – U.S.	447	543	1,752	1,983
Genvoya – Europe	48	64	205	284
Genvoya – Other International	22	33	103	136
	517	640	2,060	2,404

Odefsey – U.S.	258	295	1,012	1,058
Odefsey – Europe	71	85	294	364
Odefsey – Other International	11	11	44	47
	340	392	1,350	1,469

Stribild – U.S.	15	20	72	88
Stribild – Europe	5	7	21	29
Stribild – Other International	2	3	8	10
	22	29	101	127

Truvada – U.S.	12	37	82	113
Truvada – Europe	3	3	13	15
Truvada – Other International	3	5	19	18
	18	45	114	147

Revenue share – Symtuza(1) – U.S.	104	97	382	348
Revenue share – Symtuza(1) – Europe	32	42	133	168
Revenue share – Symtuza(1) – Other International	3	3	13	14
	139	142	529	530

Other HIV(2) – U.S.	13	4	37	15
Other HIV(2) – Europe	1	5	12	24
Other HIV(2) – Other International	1	3	7	17
	15	12	56	57

Total HIV – U.S.	3,899	3,914	14,848	13,820
Total HIV – Europe	533	566	2,102	2,219
Total HIV – Other International	261	293	1,226	1,155
	$4,693	4,772	$18,175	$17,194

February 6, 2024	16

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2023	2022	2023	2022
Oncology
Cell Therapy
Tecartus – U.S.	$66	$61	$245	$221
Tecartus – Europe	27	19	110	75
Tecartus – Other International	5	1	15	3
	98	82	370	299

Yescarta – U.S.	187	219	811	747
Yescarta – Europe	140	103	547	355
Yescarta – Other International	42	15	140	57
	368	337	1,498	1,160

Total Cell Therapy – U.S.	253	281	1,055	968
Total Cell Therapy – Europe	167	122	658	430
Total Cell Therapy – Other International	46	17	156	60
	466	419	1,869	1,459

Trodelvy
Trodelvy – U.S.	226	146	777	525
Trodelvy– Europe	48	44	217	143
Trodelvy – Other International	24	4	68	12
	299	195	1,063	680

Total Oncology – U.S.	479	427	1,833	1,494
Total Oncology – Europe	216	166	875	573
Total Oncology – Other International	70	21	224	73
	765	614	2,932	2,139
Liver Disease
HCV
Ledipasvir / Sofosbuvir(3) – U.S.	11	19	39	46
Ledipasvir / Sofosbuvir(3) – Europe	1	4	12	17
Ledipasvir / Sofosbuvir(3) – Other International	5	8	19	51
	17	31	70	115

Sofosbuvir / Velpatasvir(4) – U.S.	216	214	859	844
Sofosbuvir / Velpatasvir(4) – Europe	74	67	323	355
Sofosbuvir / Velpatasvir(4) – Other International	89	87	355	331
	378	369	1,537	1,530

Other HCV(5) – U.S.	25	27	104	115
Other HCV(5) – Europe	10	9	43	40
Other HCV(5) – Other International	3	3	12	10
	37	39	160	166

Total HCV – U.S.	251	260	1,002	1,005
Total HCV – Europe	84	80	378	413
Total HCV – Other International	97	98	386	392
	$432	$439	$1,767	$1,810

February 6, 2024	17

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2023	2022	2023	2022
HBV/HDV
Vemlidy – U.S.	$115	$123	$410	$429
Vemlidy – Europe	10	8	38	35
Vemlidy – Other International	92	89	414	379
	217	220	862	842

Viread – U.S.	4	2	8	6
Viread – Europe	6	6	22	23
Viread – Other International	12	14	52	62
	21	22	83	91

Other HBV/HDV(6) – U.S.	—	(1)	—	—
Other HBV/HDV(6) – Europe	22	14	72	55
	22	13	72	55

Total HBV/HDV – U.S.	119	124	418	435
Total HBV/HDV – Europe	37	28	133	112
Total HBV/HDV – Other International	103	103	466	441
	259	255	1,017	988

Total Liver Disease – U.S.	370	384	1,421	1,440
Total Liver Disease – Europe	121	108	511	525
Total Liver Disease – Other International	200	202	852	833
	691	694	2,784	2,798
Veklury
Veklury – U.S.	364	395	972	1,575
Veklury – Europe	181	142	408	702
Veklury – Other International	175	462	805	1,628
	720	1,000	2,184	3,905
Other
AmBisome – U.S.	4	9	43	57
AmBisome – Europe	68	66	260	258
AmBisome – Other International	39	42	189	182
	111	117	492	497

Letairis – U.S.	36	60	142	196

Other(7) – U.S.	28	44	118	135
Other(7) – Europe	9	13	40	65
Other(7) – Other International	17	18	66	53
	54	75	225	253

Total Other – U.S.	68	113	304	388
Total Other – Europe	77	79	301	323
Total Other – Other International	56	61	255	235
	201	252	859	946

Total product sales – U.S.	5,180	5,234	19,377	18,716
Total product sales – Europe	1,128	1,061	4,197	4,342
Total product sales – Other International	762	1,037	3,361	3,924
	$7,070	$7,333	$26,934	$26,982
_______________________________
(1)    Represents Gilead’s revenue from cobicistat (“C”), FTC and TAF in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland Unlimited Company.
(2)    Includes Atripla, Emtriva, Sunlenca and Tybost.
(3)    Amounts consist of sales of Harvoni and the authorized generic version of Harvoni sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(4)    Amounts consist of sales of Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(5)    Includes Vosevi and Sovaldi.
(6)    Includes Hepcludex and Hepsera.
(7)    Includes Cayston, Jyseleca, Ranexa and Zydelig.